EXHIBIT 24.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 11, 1998, with respect to the financial statements of Philform, Inc. as of December 31, 1997 and 1996 and for each of the years then ended which report appears in Form 8-K of Industrial Holdings, Inc. dated March 31, 1998.

Kuhl & Schultz, P.C.

Jackson, Michigan
May 19, 1998

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